Exhibit 99.1

September 30, 2021

Thermon Completes Debt Refinancing, Estimating Annual Cash Interest Expense Savings of $4 Million

AUSTIN, TX / ACCESSWIRE / September 30, 2021 /Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon") today announced it has entered into an amended and restated Credit Agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A. and certain other lenders. Under the Credit Agreement, Thermon's existing $140 million term loan B and revolving credit facility were replaced with an $80 million senior secured US term loan A, a CAD76 million senior secured Canadian term loan A and a $100 million revolving credit facility. The proceeds of the refinancing were used to repay Thermon's existing revolver and term loan B.

"We are pleased to announce this refinancing and the estimated $4 million of annual cash interest expense savings while maintaining the strength of our balance sheet and flexibility to continue investing in the growth of our business," said Kevin Fox, Senior Vice President and Chief Financial Officer of Thermon. "We are thankful for the relationship with our banking partners in completing this new facility and believe this will help achieve our goal of doubling the business in the next five years through investments in diversification, developing markets and technology enabled maintenance."

The Credit Agreement was arranged by JPMorgan Chase Bank, N.A. and BMO Capital Markets Corp. The revolver and US term loan A are currently priced at adjusted LIBOR plus 162.5 basis points and the Canadian term loan A is currently priced at CDOR plus 162.5 basis points. The new facilities are subject to a consolidated leverage ratio covenant not to exceed 3.75:1 for the first four fiscal quarters after the closing, decreasing to 3.50:1 thereafter, and they also include an acquisition holiday. Additional information on Thermon's Agreement will be available on Form 8-K filed with the Securities and Exchange Commission on September 30, 2021. That information is also available on ir.thermon.com/sec-filings.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding expected savings and business growth. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of the novel strain of coronavirus (COVID-19); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to deliver existing orders within our backlog; (vi) our ability to bid and win new contracts; (vii) the imposition of certain operating and financial restrictions contained in our debt agreements; (viii) tax liabilities and changes to tax policy; (ix) our ability to successfully develop and improve our products and successfully implement new technologies; (x) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xi) our revenue mix; (xii) our ability to grow through strategic acquisitions; (xiii) changes in relevant currency exchange rates; (xiv) impairment of goodwill and other intangible assets; (xv) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvi) our ability to protect our trade secrets; (xvii) our ability to protect our intellectual property; (xiii) our ability to protect data and thwart potential cyber-attacks; (xix) a material disruption at any of our manufacturing facilities; (xx) our dependence on subcontractors and third-party suppliers; (xxi) our ability to profit on fixed-price contracts; (xxii) the credit risk associated to our extension of credit to customers; (xxiii) our ability to achieve our operational initiatives; (xxiv) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxv) potential liability related to our products as well as the delivery of products and services; (xxvi) our ability to comply with foreign anti-corruption laws; (xxvii) export control regulations or sanctions; (xxviii) changes in government administrative policy; (xxix) geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities; and (xxxi) climate change and related regulation of greenhouse gases, and (xxxii) those factors listed under Item 1A "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the Securities and Exchange Commission (the "SEC") on May 27, 2021 and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox

(512) 690-0600

Investor.Relations@thermon.com

SOURCE: Thermon Group Holdings, Inc.

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